EXHIBIT 4.02

SECURITIES PURCHASE AGREEMENT

between

TRANS-LUX CORPORATION

and

GEORGE SCHIELE

dated as of

June 20, 2014

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

ARTICLE II PURCHASE AND SALE

4

Section 2.01 Purchase and Sale.

4

Section 2.02 Transactions Effected at the Closing.

4

Section 2.03 Closing.

5

Section 2.04 Use of Proceeds.

5

Section 2.05 Termination of Note.

5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY

5

Section 3.01 Organization, Qualification and Authority of the Company.

5

Section 3.02 Capitalization.

5

Section 3.03 No Conflicts; Consents.

6

Section 3.04 Financial Statements.

6

Section 3.05 No Material Adverse Effect.

7

Section 3.06 Insurance.

7

Section 3.07 Legal Proceedings; Governmental Orders.

7

Section 3.08 Compliance With Laws.

7

Section 3.09 Taxes.

7

Section 3.10 Brokers.

8

Section 3.11 No Other Representations or Warranties.

8

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF INVESTOR

8

Section 4.01 Organization and Authority of Investor.

8

Section 4.02 No Conflicts; Consents.

8

Section 4.03 Investment Purpose.

9

Section 4.04 Independent Investigation.

9

Section 4.05 Brokers.

9

Section 4.06 Note.

9

i

ARTICLE V COVENANTS

9

Section 5.01 Affirmative Covenants.

9

Section 5.02 Further Assurances.

10

ARTICLE VI INDEMNIFICATION

12

Section 6.01 Survival.

12

Section 6.02 Indemnification By Company.

12

Section 6.03 Certain Limitations.

13

Section 6.04 Tax Treatment of Indemnification Payments.

13

Section 6.05 Exclusive Remedies.

13

ARTICLE VII MISCELLANEOUS

13

Section 7.02 Expenses.

13

Section 7.02 Notices.

13

Section 7.03 Interpretation.

14

Section 7.04 Headings.

14

Section 7.05 Severability.

14

Section 7.06 Entire Agreement.

15

Section 7.07 Successors and Assigns.

15

Section 7.08 No Third-party Beneficiaries.

15

Section 7.09 Amendment and Modification; Waiver.

15

Section 7.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

16

Section 7.11 Counterparts.

16

ii

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement"), dated as of June 20, 2014, is entered into by and between TRANS-LUX CORPORATION, a Delaware corporation (the "Company") and GEORGE SCHIELE, an individual ("Investor").

RECITALS

WHEREAS, the Company has executed a promissory note dated June 4, 2014 (the “Note”) in favor of Investor, pursuant to which Investor loaned $200,000 to the Company in order to provide the Company with temporary financing (the “Loan”); and

WHEREAS, the Note specifies that the parties may agree in writing to convert or exchange all or any part of the Note into a long term investment by Investor in the Company (a “Conversion Transaction”), and that in the event the parties engage in a Conversion Transaction, all amounts due under the Note will be payable (or not, as the case may be) in accordance with the terms of the documentation executed by the parties in connection with such Conversion Transaction; and

WHEREAS, the parties have agreed to enter into a Conversion Transaction pursuant to which Investor shall purchase certain shares of the Company’s common stock in consideration of the termination of the Note and grant to the Company forgiveness of all amounts due thereunder as further described in this Agreement; and

WHEREAS, that in connection with the Conversion Transaction, the Company has authorized the issuance by the Company of up to 33,333 shares of its common stock, par value $0.001 per share (the "Common Shares"); and

WHEREAS, the Company wishes to sell to Investor, and Investor wishes to purchase from the Company 33,333 Common Shares and to terminate the Note and grant to the Company forgiveness all amounts outstanding thereunder, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

"Action" means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

"Affiliate" of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise .

"Agreement" has the meaning set forth in the preamble.

"Audited Financial Statements" has the meaning set forth in Section 3.04.

"Balance Sheet" has the meaning set forth in Section 3.04.

"Balance Sheet Date" has the meaning set forth in Section 3.04.

"Business Day" means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.

"Closing" has the meaning set forth in Section 2.03.

"Closing Date" has the meaning set forth in Section 2.03.

"Common Shares" has the meaning set forth in the recitals.

"Common Stock" has the meaning set forth in Section 3.02(a).

"Company" has the meaning set forth in the preamble.

"Dollars or $" means the lawful currency of the United States.

"Financial Statements" has the meaning set forth in Section 3.04.

"GAAP" means United States generally accepted accounting principles in effect from time to time.

"Governmental Authority" means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

"Governmental Order" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Indemnitees" has the meaning set forth in Section 6.02.

"Insurance Policies" has the meaning set forth in Section 3.06.

"Interim Financial Statements" has the meaning set forth in Section 3.04.

"Investor" has the meaning set forth in the preamble.

"Knowledge of the Company or the Company's Knowledge" or any other similar knowledge qualification, means the actual knowledge of any director or named executive officer of the Company.

"Law" means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

"Losses" means actual out-of-pocket losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys' fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, that "Losses" shall not include punitive damages, or any incidental, consequential, special or indirect damages.

"Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to the business, results of operations, condition (financial or otherwise) or assets of the Company and its subsidiaries, taken as a whole; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement; (vi) any changes in applicable Laws or accounting rules, including GAAP; or (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other participants in the industries in which the Company conducts its businesses.

"Permits" means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

"Person" means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

"Purchased Shares" has the meaning set forth in Section 2.01.

"Purchase Price" has the meaning set forth in Section 2.01.

"Representative" means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Repricing Period” means the period commencing on the Closing Date and ending on the date upon which the Company shall issue additional Common Shares to any other investor(s) at a price equal to or greater than $6.00 per share; provided that the aggregate purchase price for the issuance of such shares shall be at least equal to or greater than $2,000,000.

"Tax Return" means any return, declaration, report, claim for refund, information return or statement or other document relating to income taxes, including any schedule or attachment thereto, and including any amendment thereof, in each case which are required to be filed by the Company.

ARTICLE II
PURCHASE AND SALE

Section 2.01

Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, the Company shall sell to Investor, and Investor shall purchase from the Company, for an aggregate purchase price of $200,000 (the "Purchase Price"), 33,333 Common Shares (the “Purchased Shares”).  The parties hereto agree that if Company shall, at any time or from time to time during the Repricing Period, issue any additional Common Shares to any other investor at a price lower than $6.00 per share, then Investor shall be entitled to adjust its stock price per share under this Agreement ($6.00 per share) to such lower stock price per share and the number of Purchased Shares shall be proportionally increased to account for this adjustment.

Section 2.02

Transactions Effected at the Closing.

(a)

At the Closing, Investor shall deliver to the Company:

(i)

the Purchase Price by wire transfer of immediately available funds to an account of the Company designated in writing by the Company to Investor; and

(ii)

an executed copy of this Agreement and all other agreements, documents, instruments or certificates required to be delivered by Investor at or prior to the Closing pursuant to the terms of this Agreement; and

(iii)

the original Note marked “CANCELLED”, which such cancellation shall be acknowledged in writing by Investor.

(b)

At the Closing, the Company shall deliver to Investor:

(i)

Documentation representing the issuance of the Purchased Shares, which such shares shall be issued in the name of George Schiele; and

(ii)

an executed copy of this Agreement and all other agreements, documents, instruments or certificates required to be delivered by Investor at or prior to the Closing pursuant to the terms of this Agreement.

Section 2.03

Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Purchased Shares contemplated hereby shall take place on the date upon which the Purchase Price shall be received by the Company (the "Closing"), remotely by electronic mail and/or facsimile, or at such other time or on such other date or at such other place or by such other method as the Company and Investor may mutually agree upon orally or in writing (the day on which the Closing takes place shall be referred to herein as the "Closing Date").

Section 2.04

Use of Proceeds. The proceeds from the issuance of the Purchased Shares shall be used by the Company for working capital and general corporate purposes.

Section 2.05

Termination of Note. Upon consummation of the Closing, the Note shall be terminated in its entirety and all amounts due thereunder shall be forgiven and deemed paid in full, discharged and otherwise fully satisfied.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Investor that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01

Organization, Qualification and Authority of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has full corporate power and authority to (a) enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby and (b) own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. The execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company, and (assuming due authorization, execution and delivery by Investor) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

Section 3.02

Capitalization.

(a)

The authorized capital stock of the Company as of immediately following the Closing after giving effect to the transactions contemplated by this Agreement consists of (i) 500,000 shares of Series A Preferred Stock, par value $0.001 per share, of which zero shares are issued and outstanding, (ii) 10,000,000 shares of common stock, par value $0.001 ("Common Stock"), of which (A) 1,101,253 shares are issued and outstanding, (B) 1,255,913 shares are issued and outstanding on a fully-diluted, as converted and as exercised basis, and (C) 200,000 shares are reserved for issuance upon exercise of outstanding equity awards issued pursuant to the Company’s 2012 Long Term Incentive Plan.

(b)

As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, to the Company’s Knowledge and assuming the Investor’s representations in Section 4.02 are true and correct in all respects, (i) all of the issued and outstanding shares of capital stock of the Company will have been duly authorized, validly issued, fully paid and non-assessable, (ii) all of the issued and outstanding shares of capital stock of the Company will have been issued in compliance with all applicable federal and state securities Laws, and (iii) none of the issued and outstanding shares of capital stock of the Company will have been issued in violation of any agreement, arrangement or commitment to which the Company or any of its Affiliates is a party or is subject to or in violation of any preemptive or similar rights of any Person.

Section 3.03

No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, to the Company’s Knowledge: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of the Company; (b) materially conflict with or constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any material contract to which the Company is a party or by which the Company is bound or to which any of its properties and assets are subject, or any Permit affecting the properties, assets or business of the Company, except where the conflict, violation, breach, default, acceleration, termination, modification, cancellation, or failure to give notice would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a Material Adverse Effect.

Section 3.04

Financial Statements.

(a)

Complete copies of the Company's audited financial statements consisting of the balance sheet of the Company as at December 31, 2013 (the "Balance Sheet”) and the related statements of income and retained earnings, stockholders' equity and cash flow for the year then ended (the "Audited Financial Statements"), have been delivered to Investor. The Audited Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved. The Audited Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated in accordance with GAAP. The date of the Balance Sheet is referred to herein as the "Balance Sheet Date".

Section 3.05

No Material Adverse Effect. Since the Balance Sheet Date, and other than (i) in the ordinary course of business consistent with past practice and there has not been, with respect to the Company, any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06

Insurance. The Company currently carries policies or binders of fire, liability, umbrella liability, real and personal property, workers' compensation, vehicular, directors and officers' liability, and other casualty and property insurance maintained by the Company or its Affiliates and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the "Insurance Policies"). Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement.

Section 3.07

Legal Proceedings; Governmental Orders.

(a)

There are no Actions pending or, to the Company's Knowledge, threatened against or by the Company affecting any of its properties or assets (or by or against the Company or any Affiliate thereof and relating to the Company) which, individually or in the aggregate, would have a Material Adverse Effect, or which have not been reserved against on the Balance Sheet.

(b)

To the Company’s Knowledge, there are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets which, individually or in the aggregate, would have a Material Adverse Effect.

Section 3.08

Compliance With Laws.  To the Company’s Knowledge, and except with respect to the Company’s filing of its Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2014, the Company is currently in compliance with all Laws applicable to it or its business, properties or assets, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

Section 3.09

Taxes.

(a)

The Company has timely filed all Tax Returns that it was required to file as of the Balance Sheet Date. To the Company’s Knowledge at the time of such filings, all such Tax Returns were complete and correct in all respects. All Taxes shown as due on any income tax return by the Company have been, to the Company’s Knowledge, timely paid.

(b)

The Company has withheld and paid each tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable Law, except where non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

(c)

Since December 31, 2011, no extensions or waivers of statutes of limitations have been given or requested with respect to any taxes of the Company.

(d)

The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority.

Section 3.10

Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.11

No Other Representations or Warranties. Except for the representations and warranties contained in this Article III , neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor represents and warrants to the Company that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01

Organization and Authority of Investor. Investor is an individual. Investor has full power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Investor of this Agreement, the performance by Investor of its obligations hereunder and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Investor. This Agreement has been duly executed and delivered by Investor, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

Section 4.02

No Conflicts; Consents. The execution, delivery and performance by Investor of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the [certificate of incorporation, by-laws] or other organizational documents of Investor; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Investor; or (c) require the consent, notice or other action by any Person under any contract to which Investor is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Investor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.03

Investment Purpose. Investor is acquiring the Purchased Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Investor acknowledges that the Purchased Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Purchased Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended, or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.  Investor is able to bear the economic risk of holding the Purchased Shares for an indefinite period (including total loss of its investment), and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of its investment.

Section 4.04

Independent Investigation.Investor has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records and other documents and data of the Company for such purpose. Investor acknowledges and agrees that (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Investor has relied solely upon its own investigation and the express representations and warranties of the Company set forth in Article III of this Agreement, and (b) neither the Company nor any other Person has made any representation or warranty as to the Company or this Agreement, except as expressly set forth in Article III of this Agreement.

Section 4.05

Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Investor.

Section 4.06

Note. Investor has not made any transfer, assignment, sale or other disposition of the Note or any of its rights thereunder, or entered into any agreement to transfer, assign, sell or otherwise dispose of the Note or any of its rights thereunder.

ARTICLE V
COVENANTS

Section 5.01

Affirmative Covenants. Unless the Company has received the prior written consent or waiver of the Investor, the Company shall be subject to each of the following covenants:

(a)

The Company shall at all times maintain (i) under the Laws of the state of Delaware its valid corporate existence and good standing, (ii) its due license and qualification to do business and good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary and (iii) all material Permits necessary to the conduct of its businesses, in each case, except where the failure to comply with this Section 5.01 shall not have, individually or in the aggregate, a Material Adverse Effect.

(b)

The Company shall comply with all Laws applicable to it or its business, properties or assets, the violation of which would reasonably be expected to have a Material Adverse Effect.

(c)

The Company shall maintain with financially sound and reputable insurance companies (i) property and casualty and other insurance covering risks and hazards of such types and in such amounts as are customary for adequately-insured companies of similar size engaged in similar industries and lines of business, and (ii) directors and officers liability insurance.

(d)

 The Company shall keep adequate books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements.

Section 5.02

Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates (as applicable) to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.03

Registration Rights.

(a)

Definitions.  For purposes of this Section 5.03:

(i)

The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(ii)

Registrable Securities.  The term “Registrable Securities” means: (A) the Purchased Shares under this Agreement and (B) any Common Shares issued as a dividend or other distribution with respect to, in exchange for or in replacement of the Purchased Shares.

(b)

Piggyback Registrations.  The Company shall notify Investor in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements on a form S-8 or S-4, or any successor forms) and will afford Investor an opportunity to include in such registration statement all or any part of the Registrable Securities then held by Investor. Investor desiring to include in any such registration statement all or any part of the Registrable Securities held by Investor shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities Investor wishes to include in such registration statement.  If Investor decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Investor shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(i)

Underwriting.  If a registration statement under which the Company gives notice under this Section is for an underwritten offering, then the Company shall so advise the Investor.  In such event, the right of Investor to include Registrable Securities in a registration pursuant to this Section 5.03 shall be conditioned upon Investor’s participation in such underwriting and the inclusion of Investor’s Registrable Securities in the underwriting to the extent provided herein.  If Investor proposes to distribute its Registrable Securities through such underwriting, Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, to Investor.  If Investor disapproves of the terms of any such underwriting, Investor may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement.  Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.

(ii)

Expenses.  All registration expenses incurred in connection with a registration pursuant to this Section shall be borne by the Company.  Investor participating in a registration pursuant to this Section shall bear its proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions and selling expenses incurred in connection with a registration pursuant to this Section.

(c)

Indemnification.  In the event any Registrable Securities are included in a registration statement:

(i)

By the Company.  To the extent permitted by law, the Company will indemnify and hold harmless Investor and each of its Representatives, against any Losses to which it may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (1) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (2) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (3) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement; and the Company will reimburse Investor and its Representatives for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Investor or its Representatives.

(ii)

By Investor.  To the extent permitted by law, Investor will indemnify and hold harmless the Company and each of its Representatives and any underwriter, against any Losses to which the Company or any such   Representative or underwriter may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished by Investor expressly for use in connection with such registration; and Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such   Representative or underwriter in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of Investor, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by Investor under this Section in respect of any violation shall not exceed the net proceeds received by Investor in the registered offering out of which such violation arises.

(iii)

Notice.  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any Action (including any governmental Action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party to the extent of such prejudice under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

(iv)

Survival.  The obligations of the Company and Investor under this Section shall survive the completion of any offering of Registrable Securities in a registration statement.

ARTICLE VI
INDEMNIFICATION

Section 6.01

Survival. Subject to the limitations and other provisions of this Agreement, all covenants and agreements of the parties contained herein shall survive the Closing for the period explicitly specified therein and, if not specified, for a period of one year. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant covenant or agreement and such claims shall survive until finally resolved.  Notwithstanding the foregoing, the representations and warranties contained herein are applicable solely as of the Closing Date and shall not survive the Closing.

Section 6.02

Indemnification. Subject to the other terms and conditions of this Article VI and notwithstanding Section 5.03, the Company and the Investor shall indemnify and defend the other party and their subsidiaries and their respective Representatives (collectively, the "Indemnitees") against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Indemnitees based upon, arising out of, with respect to or by reason of:

(a)

any inaccuracy in or breach of any of the representations or warranties of the such party contained in this Agreement or in any certificate or instrument delivered by or on behalf of the such party pursuant to this Agreement, in each case as of the Closing Date; or

(b)

any breach or non-fulfillment of any covenant, agreement or obligation required to be performed by the such party pursuant to this Agreement.

Section 6.03

Certain Limitations. Notwithstanding anything contained in Section 6.02 or otherwise in this Agreement, the aggregate amount for all Losses for which either party hereto shall be liable pursuant to Sections 5.03 or 6.02 shall not exceed one hundred percent (100%) of the Purchase Price.

Section 6.04

Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Law.

Section 6.05

Exclusive Remedies. The parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in Section 5.03 and this Article VI. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other party hereto and its Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VI.

ARTICLE VII
MISCELLANEOUS

Section 7.01

Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 7.02

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to the Company:	950 Third Avenue, Suite 2804, NY, NY 10022 Facsimile: 212-218-4660 E-mail: jmallain@trans-lux.com Attention: J.M. Allain, President and CEO
with a copy to:	Kristin A. Kreuder, Esq., Vice President and General Counsel E-mail: kkreuder@trans-lux.com
If to Investor:	19 Hill Road Greenwich, CT 06830-4025 Facsimile: 203.622.1910 E-mail: gwsmail@usa.net Attention: George Schiele

Section 7.03

Interpretation. For purposes of this Agreement, (a) the words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation"; (b) the word "or" is not exclusive; and (c) the words "herein," "hereof," "hereby," "hereto" and "hereunder" refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles and Sections mean the Articles and Sections of this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 7.04

Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05

Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06

Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, in each case both written and oral, with respect to such subject matter.

Section 7.07

Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 7.08

No Third-party Beneficiaries. Except as provided in Article VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09

Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

(b)

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE CITY OF NEW YORK AND COUNTY OF NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 7.11

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRANS-LUX CORPORATION
By__/s/ J.M. Allain_________________ Name: J.M. Allain Title: President and CEO

GEORGE SCHIELE, an individual
___/s/ George Schiele_______________

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